                                                                                                                                         Exhibit 99.1
News Release

Contact:
Joe Baj, VP & Treasurer
(713) 267-7605
Linda McNeill, Treasury Manager
(713) 267-7622

BRISTOW GROUP REPORTS STRONG FISCAL 2008 SECOND QUARTER RESULTS

HOUSTON, November 5, 2007 – Bristow Group Inc. (NYSE: BRS) today reported financial results for its fiscal 2008 second quarter ended September 30, 2007.

Highlights include:

For the quarter ended September 30, 2007:

▪
Revenue of $273.3 million increased by 21.9 percent over the second quarter of fiscal year 2007.  Revenue gains occurred in most of our business units, driven by increases in rates for helicopter services and the addition of new aircraft;

▪
Operating income of $50.6 million and operating margin of 18.5 percent increased over operating income of $30.9 million and operating margin of 13.8 percent for the second quarter of fiscal year 2007, primarily as a result of the improvement in revenue as well as the items discussed below;

▪
Net income of $34.0 million increased by $14.9 million versus net income for the second quarter of fiscal year 2007.  Increases in operating income, foreign currency gains and earnings from unconsolidated affiliates contributed to the improvement in the latest quarter’s net income;

▪
Diluted earnings per share increased to $1.12 from $0.79 for the second quarter of fiscal year 2007.  Diluted earnings per share for the second quarter of fiscal years 2008 and 2007 reflected the assumed conversion of the Company’s Mandatory Convertible Preferred Stock, which added approximately 6.5 million and 0.7 million shares, respectively, to the weighted average diluted shares calculation.

▪	Operating results for the second quarter of fiscal year 2008 included the following items:

o	Reversal of $1.0 million of previously accrued settlement costs associated with the U.S. Securities and Exchange Commission (“SEC”) investigation settled in September 2007.

o	Reversal of a $5.4 million accrual for sales tax contingency in Nigeria.

o	$2.1 million of retroactive rate increases with a major customer in Nigeria.

Excluding these items, operating income, operating margin, net income and diluted EPS would have been $42.1 million, 15.5%, $28.4 million and $0.93 per common share, respectively.

For the six months ended September 30, 2007:

▪
Revenue of $518.3 million increased by 16.4 percent over the same period of fiscal year 2007.  Revenue gains occurred in most of our business units, driven by increases in rates for helicopter services and the addition of new aircraft;

▪
Operating income of $80.5 million and operating margin of 15.5 percent increased over operating income of $61.9 million and operating margin of 13.9 percent for the same period in fiscal year 2007, primarily as a result of the improvement in rates;

▪
Net income of $56.6 million increased by $20.3 million versus net income for the six months ended September 30, 2006.  Increases in operating income, foreign currency gains and earnings from unconsolidated affiliates contributed to the improvement in year-to-date net income.

▪
Diluted earnings per share increased to $1.87 from $1.52 for the same period in fiscal year 2007.  Diluted earnings per share for the six months ended September 30, 2007 and 2006 reflected the assumed conversion of the Company’s Mandatory Convertible Preferred Stock, which added approximately 6.5 million and 0.3 million shares, respectively, to the weighted average diluted shares calculation.

▪	Operating results for the six months ended September 30, 2007 included the following items:

o	Reversal of $1.0 million of previously accrued SEC settlement costs.

o	Reversal of a $5.4 million accrual for sales tax contingency in Nigeria.

Excluding these items, operating income, operating margin, net income and diluted EPS would have been $74.1 million, 14.3%, $52.5 million and $1.73 per common share, respectively.

Capital and Liquidity:

▪	The September 30, 2007 consolidated balance sheet reflected $942.3 million in stockholders’ investment and $557.3 million of indebtedness;

▪	We had $276.4 million in cash and an undrawn $100 million revolving credit facility;

▪
We generated $43.5 million of cash from operating activities for the six months ended September 30, 2007.  We also used $221.1 million for capital expenditures, primarily for aircraft, and $12.9 million for the acquisition (net of cash acquired) of Bristow Academy during the six months ended September 30, 2007;

▪	Aircraft purchase commitments totaled $276.5 million, with options totaling $608.0 million as of September 30, 2007.

William E. Chiles, President and Chief Executive Officer of Bristow Group Inc., said, “We are very pleased with our strong financial performance and excellent execution against our strategic plan during the latest quarter. We continue to proceed with our plan to expand our fleet and we recently announced our decision to exercise options to acquire an additional four Sikorsky S-92® large helicopters and three Sikorsky S-76C++TM medium helicopters with a combined value of more than $100 million. All seven helicopters are expected to be delivered in late 2008.

"We also remain on target with our plan to improve overall margins and operating efficiencies.  We are systematically reviewing the profitability of our contracts and making a concerted effort to improve our return on capital, especially in Nigeria.

"The industry fundamentals continue to be very strong, and our customers remain committed to field development plans, which are the primary drivers of our growth.  We continue to believe demand for aircraft will exceed supply over the next several years, which should create good opportunities to enhance revenue and margin growth going forward.”

CONFERENCE CALL

Management will conduct a conference call starting at 10:00 a.m. EST (9:00 a.m. CST) on Tuesday, November 6, 2007, to review financial results for the fiscal quarter ended September 30, 2007.  The conference call can be accessed as follows:

Via Webcast:
▪	Visit Bristow Group’s investor relations Web page at http://www.bristowgroup.com
▪	Live: Click on the link for “Q2 2008 Bristow Group Inc. Earnings Conference Call”
▪	Replay: A replay via webcast will be available approximately one hour after the call’s completion

Via Telephone within the U.S.:
▪	Live: Dial toll free (800) 257-1836
▪	Replay: A telephone replay will be available through November 20, 2007, by dialing toll free (800) 405-2236, passcode: 11099470#

Via Telephone outside the U.S.:
▪	Live: Dial (303) 262-2139
▪	Replay: A telephone replay will be available through November 20, 2007 by dialing (303) 590-3000, passcode: 11099470#

ABOUT BRISTOW GROUP INC.

Bristow Group Inc. is the leading provider of helicopter services to the worldwide offshore energy industry based on the number of aircraft operated.  Through its subsidiaries, affiliates and joint ventures, the Company has major transportation operations in the U.S. Gulf of Mexico and the North Sea, and in most of the other major offshore oil and gas producing regions of the world, including Alaska, Australia, Mexico, Nigeria, Russia and Trinidad.  For more information, visit the Company’s website at www.bristowgroup.com.

FORWARD-LOOKING STATEMENTS DISCLOSURE

Statements contained in this news release that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements.  These forward-looking statements include statements regarding customer demand, industry conditions, future results, revenue growth, margins, operating efficiency, rate of return, the addition of new aircraft to our fleet and aircraft delivery.  It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements.  Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2007 and the annual report on Form 10-K for the year ended March 31, 2007.  Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

 (financial tables follow)

BRISTOW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2006	2007	2006	2007
	(Unaudited)
Gross revenue:
Operating revenue from non-affiliates	$191,341	$231,475	$373,127	$443,929
Operating revenue from affiliates	11,631	13,858	23,710	24,955
Reimbursable revenue from non-affiliates	20,091	25,505	46,216	45,853
Reimbursable revenue from affiliates	1,146	2,498	2,218	3,601
	224,209	273,336	445,271	518,338
Operating expense:
Direct cost	148,872	162,764	287,341	326,600
Reimbursable expense	20,879	25,793	47,778	47,034
Depreciation and amortization	10,737	12,395	21,020	23,768
General and administrative	16,527	21,039	31,876	40,301
Loss (gain) on disposal of assets	(3,667)	754	(4,665)	170
	193,348	222,745	383,350	437,873
Operating income	30,861	50,591	61,921	80,465
Earnings from unconsolidated affiliates, net of losses	1,728	4,118	3,287	7,508
Interest income	1,069	4,049	2,359	6,247
Interest expense	(2,871)	(6,523)	(6,107)	(9,456)
Other income (expense), net	(1,308)	360	(6,093)	786
Income before provision for income taxes and minority interest	29,479	52,595	55,367	85,550
Provision for income taxes	(9,728)	(18,641)	(18,271)	(28,475)
Minority interest	(676)	(4)	(792)	(453)
Net income	19,075	33,950	36,304	56,622
Preferred stock dividends	(321)	(3,163)	(321)	(6,325)
Net income available to common stockholders	$18,754	$30,787	$35,983	$50,297
Earnings per common share:
Basic	$0.80	$1.30	$1.54	$2.13
Diluted	$0.79	$1.12	$1.52	$1.87

BRISTOW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2007	September 30, 2007
		(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$184,188	$276,439
Accounts receivable from non-affiliates	158,770	191,962
Accounts receivable from affiliates	17,199	14,862
Inventories	157,870	176,459
Prepaid expenses and other	17,947	26,244
Total current assets	535,974	685,966
Investment in unconsolidated affiliates	46,828	54,314
Property and equipment – at cost:
Land and buildings	51,850	55,619
Aircraft and equipment	1,141,578	1,353,975
	1,193,428	1,409,594
Less – Accumulated depreciation and amortization	(301,520)	(309,726)
	891,908	1,099,868
Goodwill	20,368	29,302
Other assets	10,725	29,793
	$1,505,803	$1,899,243

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Accounts payable	$42,343	$49,055
Accrued wages, benefits and related taxes	38,281	39,414
Income taxes payable	4,377	9,489
Other accrued taxes	9,084	5,118
Deferred revenues	16,283	14,703
Accrued maintenance and repairs	12,309	13,556
Other accrued liabilities	22,828	27,167
Deferred taxes	17,611	18,479
Short-term borrowings and current maturities of long-term debt	4,852	6,764
Total current liabilities	167,968	183,745
Long-term debt, less current maturities	254,230	550,571
Accrued pension liabilities	113,069	112,121
Other liabilities and deferred credits	17,345	15,312
Deferred taxes	76,089	89,914
Minority interest	5,445	5,258
Commitments and contingencies
Stockholders’ investment:
5.50% mandatory convertible preferred stock	222,554	222,554
Common stock	236	237
Additional paid-in capital	169,353	174,383
Retained earnings	515,589	565,886
Accumulated other comprehensive loss	(36,075)	(20,738)
	871,657	942,322
	$1,505,803	$1,899,243

BRISTOW GROUP INC. AND SUBSIDIARIES
CORPORATE ITEMS AFFECTING THE COMPARABILITY OF RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2006			2007
	Pre-tax Earnings	Net Income	Diluted Earnings Per Share	Pre-tax Earnings	Net Income	Diluted Earnings Per Share

Investigations:
SEC (1)	$—	$—	$—	$1,000	$650	$0.02
DOJ (2)	(282)	(183)	(0.01)	(488)	(317)	(0.01)
Tax contingency related items (3)	—	700	0.03	5,396	3,407	0.11
7 ½% Senior Notes due 2017 (4)	—	—	—	(2,248)	(1,461)	(0.05)
Foreign currency transaction gains (losses) (5)	(1,333)	(867)	(0.04)	334	217	0.01
Preferred Stock (6)	291	189	(0.01)	—	—	(0.30)
Total	$(1,324)	$(161)	$(0.03)	$3,994	$2,496	$(0.22)

	Six Months Ended September 30,
	2006			2007
	Pre-tax Earnings	Net Income	Diluted Earnings Per Share	Pre-tax Earnings	Net Income	Diluted Earnings Per Share

Investigations:
SEC (1)	$—	$—	$—	$1,000	$650	$0.02
DOJ (2)	(873)	(567)	(0.02)	(488)	(317)	(0.01)
Tax contingency related items (3)	—	1,500	0.06	5,396	4,407	0.15
7 ½% Senior Notes due 2017 (4)	—	—	—	(2,605)	(1,693)	(0.06)
Foreign currency transaction gains (losses) (5)	(6,142)	(3,993)	(0.17)	735	478	0.02
Preferred Stock (6)	291	189	(0.01)	826	537	(0.50)
Total	$(6,724)	$(2,871)	$(0.14)	$4,864	$4,062	$(0.38)
______

(1)
Represents a reversal of previously accrued costs incurred in conjunction with the SEC investigation regarding findings from the internal review initiated by the Audit Committee of our board of directors in fiscal year 2005 of certain payments made by two of our affiliated entities in a foreign country.  These costs were included in general & administrative costs in our consolidated statements of income.

(2)
Represents legal and other professional fees incurred in connection with a document subpoena received from the Antitrust Division of the Department of Justice (“DOJ”) in June 2005, which related to a grand jury investigation of potential antitrust violations among providers of helicopter transportation services in the U.S. Gulf of Mexico focusing on activities during the period from January 1, 2000 to June 13, 2005.  These costs are included in general & administrative costs in our consolidated statements of income.

(3)
Represents $5.4 million in reversal of accrual for sales tax contingency during the three and six months ended September 30, 2007 in Nigeria included in direct costs in our consolidated statements of income and a direct reduction in our provision for income taxes in our consolidated statements of income for income tax contingency items, which represents the remainder of the impact of net income and diluted earnings per share.

(4)	Represents the effect on interest expense, net of interest income from invested proceeds, resulting from the issuance of 7 ½% Senior Notes due 2017 in June 2007.

(5)
Represents foreign currency transaction gains and losses resulting from changes in exchange rates during the applicable periods.  The effects of these foreign currency transaction gains and losses were offset to a large extent by corresponding charges or benefits in the cumulative translation adjustment in stockholders’ investment with no overall economic effect.  These amounts are included in other income (expense), net in our consolidated statements of income.

(6)
Represents the effect of the preferred stock offering completed in September and October 2006.  The net income effect results from interest income earned on remaining cash proceeds generated from the offering.  Diluted earnings per share for the three and six months ended September 30, 2007 and 2006 was reduced by the effect of the inclusion of weighted average shares resulting from the assumed conversion of the preferred stock at the conversion rate that results in the most dilution, partially offset by the impact of higher interest income.

BRISTOW GROUP INC. AND SUBSIDIARIES
SELECTED OPERATING DATA
(In thousands, except flight hours and percentages)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2006	2007	2006	2007
	(Unaudited)
Flight hours (excludes Bristow Academy and unconsolidated affiliates):
Helicopter Services:
North America	41,148	39,623	83,757	79,894
South and Central America	9,631	10,810	18,916	22,177
Europe	10,685	11,494	20,855	22,315
West Africa	9,179	9,887	18,062	18,785
Southeast Asia	3,063	3,644	6,269	6,988
Other International	2,426	2,177	4,478	4,724
Consolidated total	76,132	77,635	152,337	154,883

Gross revenue:
Helicopter Services:
North America	$62,504	$62,059	$125,872	$122,998
South and Central America	13,137	16,951	26,149	32,987
Europe	72,706	93,459	144,687	176,816
West Africa	31,210	45,799	62,946	79,082
Southeast Asia	17,626	23,858	34,666	46,350
Other International	12,184	12,046	21,139	23,501
EH Centralized Operations	3,538	5,331	6,612	12,136
Bristow Academy	—	3,228	—	6,247
Intrasegment eliminations	(3,276)	(3,005)	(6,136)	(9,240)
Total Helicopter Services	209,629	259,726	415,935	490,877
Production Management Services	17,784	16,030	35,468	32,573
Corporate	—	—	(25)	—
Intersegment eliminations	(3,204)	(2,420)	(6,107)	(5,112)
Consolidated total	$224,209	$273,336	$445,271	$518,338

Operating income:
Helicopter Services:
North America	$7,107	$10,869	$16,340	$21,583
South and Central America	3,624	4,573	7,594	8,258
Europe	13,527	21,895	27,623	36,470
West Africa	2,848	15,492	7,181	18,289
Southeast Asia	3,210	5,107	5,645	9,234
Other International	3,771	1,781	5,287	4,046
EH Centralized Operations	(2,584)	(3,247)	(4,351)	(7,526)
Bristow Academy	—	(391)	—	(482)
Total Helicopter Services	31,503	56,079	65,319	89,872
Production Management Services	1,394	870	2,807	1,959
Gain (loss) on disposal of assets	3,667	(754)	4,665	(170)
Corporate	(5,703)	(5,604)	(10,870)	(11,196)
Consolidated total	$30,861	$50,591	$61,921	$80,465

Operating margin:
Helicopter Services:
North America	11.4%	17.5%	13.0%	17.5%
South and Central America	27.6%	27.0%	29.0%	25.0%
Europe	18.6%	23.4%	19.1%	20.6%
West Africa	9.1%	33.8%	11.4%	23.1%
Southeast Asia	18.2%	21.4%	16.3%	19.9%
Other International	31.0%	14.8%	25.0%	17.2%
EH Centralized Operations	(73.0)%	(60.9)%	(65.8)%	(62.0)%
Bristow Academy	N/A	(12.1)%	N/A	(7.7)%
Total Helicopter Services	15.0%	21.6%	15.7%	18.3%
Production Management Services	7.8%	5.4%	7.9%	6.0%
Consolidated total	13.8%	18.5%	13.9%	15.5%